Exhibit 10.33

MEDBOX, INC.

$100,000
2014 Promissory Note
Zero % Interest

Note Number……………	2014 #: 007
Note Issue Date…………	August 15, 2014
Maturity Date……………	Upon Demand
Name of Note Holder…..	Vincent Chase, Inc.
Total Amount of Note….	$100,000

For value received, Medbox, Inc., a Nevada corporation (the “Maker”), hereby promises to pay to the order of the “Holder” identified above, (together with its successors, representatives, and permitted assigns, the “Holder”), in accordance with the terms hereinafter provided, the principal amount set forth above, together with interest thereon (the “Note”).

All payments under or pursuant to this Note shall be made in United States Dollars in immediately available funds to the Holder at the address of the Holder or at such other place as the Holder may designate from time to time in writing to the Maker.  The outstanding principal balance of this Note shall be due and payable on the “Maturity Date” set forth above or at such earlier time as provided herein, unless converted prior to the Maturity Date, as described herein.

Promissory Note

ARTICLE I
AGREEMENT AND PAYMENTS

Section 1.1                      Agreement.  This Note has been executed and delivered pursuant to an  Agreement among the Maker and Holder.

Section 1.2                      Payment of Interest.  This Note shall bear zero percent (0%) interest.

Section 1.3                      Payment of Principal.  Subject to the conditions set forth in this Section 1.3, commencing on Maturity Date, Maker shall pay an amount to the Holder equal to 100% of the original principal amount of this Note.

Section 1.4                      No Transfer.  This Note may not be transferred, sold, pledged, hypothecated or otherwise granted as security by the Holder.

ARTICLE II
MISCELLANEOUS

Section 2.1                      Notices.  Any notice, demand, request, waiver or other communication required or permitted to be given hereunder shall be in writing and shall be effective upon hand delivery, telecopy or facsimile at the address or number designated in the Subscription Agreement.

Section 2.2                      Governing Law.  This Note shall be governed by and construed in accordance with the internal laws of the State of California, without giving effect to any of the conflicts of law principles which would result in the application of the substantive law of another jurisdiction.  This Note shall not be interpreted or construed with any presumption against the party causing this Note to be drafted.

Section 2.3                      Consent to Jurisdiction.  Each of the Maker and the Holder (i) hereby irrevocably submits to the exclusive jurisdiction of the Superior Court of the State of California in the County of Riverside California, for the purposes of any suit, action or proceeding arising out of or relating to this Note and (ii) hereby waives, and agrees not to assert in any such suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such court, that the suit, action or proceeding is brought in an inconvenient forum or that the venue of the suit, action or proceeding is improper.  Each of the Maker and the Holder consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address in effect for notices to it under the Subscription Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof.

Section 2.4                      Headings.  Article and section headings in this Note are included herein for purposes of convenience of reference only and shall not constitute a part of this Note for any other purpose.

Promissory Note

Section 2.5                      Remedies, Characterizations, Other Obligations, Breaches and Injunctive Relief.  The remedies provided in this Note shall be cumulative and in addition to all other remedies available under this Note, at law or in equity (including, without limitation, a decree of specific performance and/or other injunctive relief), no remedy contained herein shall be deemed a waiver of compliance with the provisions giving rise to such remedy and nothing herein shall limit a holder’s right to pursue actual damages for any failure by the Maker to comply with the terms of this Note.  Amounts set forth or provided for herein with respect to payments, conversion and the like (and the computation thereof) shall be the amounts to be received by the holder thereof and shall not, except as expressly provided herein, be subject to any other obligation of the Maker (or the performance thereof).  The Maker acknowledges that a breach by it of its obligations hereunder will cause irreparable and material harm to the Holder and that the remedy at law for any such breach may be inadequate. Therefore the Maker agrees that, in the event of any such breach or threatened breach, the Holder shall be entitled, in addition to all other available rights and remedies, at law or in equity, to seek and obtain such equitable relief, including but not limited to an injunction restraining any such breach or threatened breach, without the necessity of showing economic loss and without any bond or other security being required.

Section 2.6                      Binding Effect.   The obligations of the Maker and the Holder set forth herein shall be binding upon the successors and assigns of each such party, whether or not such successors or assigns are permitted by the terms hereof.

Section 2.7                      Amendments.  This Note may not be modified or amended in any manner except in writing executed by the Maker and the Holder.

“Maker” MEDBOX, INC. /s/ Guy Marsala By: Guy Marsala Its: President	“Holder” VINCENT CHASE, INC. /s/ Vincent Mehdizadeh By: Vincent Mehdizadeh Its:

Promissory Note